Exhibit 99.1

Press Release

Entrust Announces Financial Results for First-Quarter 2009

•	Total revenues of $22.6 million, a decrease of 12% over Q1 2008

•	Product revenues of $9.4 million, a decrease of 2% over Q1 2008

•	Deferred revenue increased to $29.5 million, a 2% increase from Q1 2008

•	Entrust recorded a net income for the quarter, calculated in accordance with GAAP, of $1.8 million, or $0.03 per share

•	Cash and Cash Equivalents increased to $26.6 million, an increase of $3.8 million over Q1 2008

DALLAS — April 28, 2009 — Entrust, Inc. [NASDAQ: ENTU], a world leader in securing digital identities and information, today announced financial results for its fiscal quarter ended March 31, 2009.

Revenues for the first quarter were $22.6 million, a decrease of 12 percent from $25.8 million in Q1 2008. Revenues were impacted by a strong U.S. dollar in Q1 2009. As a result, adjusted for currency, total revenues were $25.3 million, a decrease of 2 percent from Q1 2008. Product revenue decreased to $9.4 million in the quarter, a decrease of 2 percent from $9.6 million in Q1 2008. Product revenues adjusted for currency were $10.6 million, an increase of 10 percent over Q1 2008. The revenue figures, as adjusted for currency, are calculated based upon the actual currency rates in the comparable period.

Deferred revenue increased 2 percent in the quarter to approximately $29.5 million versus Q1 2008. Deferred revenues adjusted for currency were $33.4 million, an increase of 16 percent from Q1 2008 and an increase of 7 percent from Q4 2008. Services accounted for approximately 58 percent ($13.2 million) of total revenue in the quarter, a decrease of 18 percent from $16.2 million in Q1 2008. Declines in professional services revenues and the impact on our Support and Maintenance stream by a strong U.S. dollar accounted for the decrease in overall service and maintenance in the quarter. Services revenues, adjusted for currency, were $14.7 million, a decrease of 9 percent from Q1 2008.

“We are pleased with our financial performance for the quarter,” said Bill Conner, Entrust president and chief executive officer. “Despite a tough economic environment we were able increase our non-GAAP earnings-per-share by three cents and generate positive cash flow from operations of more than $4.4 million (net of change in accrued restructuring charges), which helped us increase our cash balance to $26.6 million.”

Entrust recorded a Q1 2009 net income, calculated in accordance with GAAP, of $1.8 million, or $0.03 per share, compared to Q1 2008 net loss of $1.2 million, or $0.02 per share. On a non-GAAP basis, the company recorded a Q1 2009 non-GAAP income of $2.4 million, or $0.04 per share, compared to Q1 2008 non-GAAP income of $344,000 or $0.01 per share. See the financial table below reconciling these non-GAAP figures to GAAP.

Entrust was also cash-flow-from-operations positive by $4.4 million for Q1 2009, net of change in accrued restructuring charges. Entrust ended the quarter with cash and cash equivalents of more than $26.6 million and no debt.

Because the company has entered into an agreement to be acquired by an affiliate of Thoma Bravo, LLC, the company is not providing guidance for future financial results.

Q1 2009 Financial and Operating Highlights:

•

Revenue of $22.6 million consisted of 42 percent product revenue ($9.4 million) and 58 percent services and maintenance revenue ($13.2 million). The top five product transactions accounted for 13 percent of Q1 2009 revenues. There were no product transactions accounting for more than $1 million in Q1 2009. Revenue from transactions less than $500,000 decreased 11 percent from Q1, 2008.

•

Revenue from subscription based product and services accounted for 56 percent of total revenue for Q1 2009, a decrease of 4 percent on a dollar basis, and an increase of 5 percent on a percentage of revenue basis from Q1 2008.

•

Entrust Fraud and Risk Based Authentication products accounted for 25 percent ($2.3 million) of product revenue for Q1 2009. Subcategory Entrust IdentityGuard and Entrust Transaction Guard Products accounted for $1.4 million of product revenue for Q1 2009.

•

Entrust PKI products accounted for 75 percent ($7.1 million) of product revenue for Q1 2009. Subcategory SSL accounted for $2.8 million of product revenue for Q1 2009, an increase of 26 percent year-over-year. Subcategory Subscription Product accounted for 37 percent ($3.5 million) of product revenue for Q1 2009, an increase of 21 percent year-over-year.

•

Product revenue for the quarter was 61 percent Extended Government and 39 percent Extended Enterprise. The financial services vertical accounted for approximately 31 percent of product revenue in Q1 2009.

•

The average purchase size in the first quarter was $57,000, an increase from $50,000 in Q1 2008. Total transactions in Q1 2009 reached 109, which is down from 136 in Q1 2008. Twenty-nine transactions, or 27 percent of the total transactions were from new customers.

•	Deferred revenue of $29.5 million increased 2 percent from Q1 2008.

•	Cash flow from operations was positive $4.4 million for Q1 2009 before the net change in restructuring accruals.

•	Entrust ended the quarter with $26.6 million in cash and cash equivalents and no debt.

Q1 2009 Technology and Industry Highlights:

•

Gartner’s Magic Quadrant for Web Fraud Detection named Entrust as a “leader” based on its “ability to execute” and the company’s “completeness of vision.” According to Gartner, magic quadrant “leaders” are vendors who are performing well today, have a clear vision of market direction and are actively building competencies to sustain their leadership position in the market.

•

Michigan’s Oakland County selected Entrust Extended Validation SSL digital certificates to help instill a high level of citizen trust for their online eCommerce applications and services. More than 1.2 million citizens in Oakland County, which borders Detroit, Mich., will be able to access their county eCommerce online services secured with Entrust EV SSL certificates.

•

In SC Magazine’s authentication review, Entrust IdentityGuard 9.1 received a five-star overall rating and was hailed as a “nicely integrated platform that provides all the options needed for any small to large enterprise deployment.” The group review, which compared products from 11 vendors, evaluated authentication solutions on the merits of features, ease of use, performance, documentation, support and value for the money.

•

Entrust announced the launch of Entrust Code Signing Certificates, which offers customers a wide range of the most popular digital certificate types via the company’s easy-to-use Certificate Management System. The new Entrust Code Signing Certificates are used by application and software authors to instill legitimacy into their products. This technology — imbedded into the certificates within the software — is designed to enable end-users to verify the authenticity of an application, which is done by trusting the certification authority that issued the certificate.

•

Entrust introduced Entrust IdentityGuard 9.2, which adds support for SMS soft tokens and digital certificates. This authentication solution was enhanced with improved administration and reporting, simplified enterprise integration and support for new integration partners. The release is designed to enable organizations to use digital certificates — stored locally or on secure devices like smart cards or USB tokens — for strong authentication. This new feature also is designed to enable organizations to send a configurable number of OTPs to a mobile device for use during authentication.

•

SC Magazine UK named Entrust’s ePassport security solution as a finalist for their “Innovation Award.” Entrust’s ePassport solution was selected by a panel of industry experts from more than 600 entries submitted in the “Innovation Award” category.

•

Entrust’s proven risk-based authentication solution was named finalist in the “Best Security Solution” category of the Software & Information Industry Association’s (SIIA) 24th Annual CODiE Awards. Entrust was selected as a CODiE finalist from more than 850 nominations submitted by some 600 companies. Through a unique combination of journalist and expert peer review, the CODiE Awards recognize 71 categories of outstanding products and services.

GAAP to Non GAAP Reconciliation

The following charges for the first quarter of 2009, reconcile the GAAP and non-GAAP earnings per share:

•	Stock-based compensation charge in accordance with SFAS 123R of approximately $250,000, or $(0.00) per share for the first quarter of 2009.

•	Amortization charges of intangible assets primarily associated with the acquisition of Business Signatures and Orion of approximately $378,000, or $(0.01) per share for the first quarter of 2009.

•	Adjusting for currency to maintain a constant currency when comparing first quarter results to prior year.

See table below for further details of Entrust’s supplemental reconciliation of GAAP to non-GAAP measures.

Use of Non-GAAP Financial Measures

To supplement the financial results that are prepared and presented in accordance with accounting principles generally accepted in the United States, Entrust’s management prepares and uses non-GAAP financial measures for many of its internal financial, operating and planning reports. The company’s management believes that by excluding charges such as the purchased intangibles amortization in cost of goods sold, the amortization of purchased intangible assets in operating expenses, stock compensation expense, restructuring charges and write down of strategic investments from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

The non-GAAP measures are included to provide investors with supplemental information to facilitate their understanding of Entrust’s operating results and future prospects. Management uses these non-GAAP measures to assess its success in reducing the company’s cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. The presentation of this additional information should not be considered in isolation or as a substitute for financial and operating results prepared in accordance with accounting principles generally accepted in the United States, as non-GAAP measures are susceptible to varying calculations and they may not be comparable, as presented, to other similarly titled measures of other companies.

This press release contains forward-looking statements relating to the proposed acquisition of the company by an affiliate of Thoma Brovo, LLC. Such statements are based upon preliminary estimates which involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unforeseen operating expenses, inaccuracy in preliminary estimates issues associated with revenue recognition, issues raised in connection with the review of quarterly financial results, currency fluctuations, and the risk factors detailed from time to time in Entrust’s periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. While Entrust may elect to update forward-looking statements in the future, Entrust specifically disclaims any obligation to do so, even if its estimates change.

Important Additional Information Regarding the Proposed Acquisition

In connection with the proposed acquisition of the company by an affiliate of Thoma Bravo, LLC, on April 27, 2009, Entrust filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the preliminary proxy statement and, when it becomes available, the definitive proxy statement, as well as any other relevant documents filed with the SEC when they become available, because they will contain important information about the proposed acquisition and the parties to the acquisition. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Entrust at the SEC website at http://www.sec.gov. The proxy statement and other documents filed by Entrust with the SEC also may be obtained for free at Entrust’s Internet website at [www.entrust.com/investors] or by writing to Entrust, Inc., [One Lincoln Centre, 5400 LBJ Freeway, Suite 1340, Dallas, Texas, USA 75240], Attn: [Investor Relations Department]. In connection with the special meeting of Entrust stockholders to approve the merger, Entrust will mail or otherwise provide copies of the definitive proxy statement to Entrust stockholders who are entitled to attend and vote at the special meeting.

The information in the preliminary proxy statement is not complete and may be changed. Before making any voting or investment decisions with respect to the proposed acquisition or any of the other matters with respect to which Entrust’s stockholders will be asked to vote pursuant to the proxy statement, Entrust’s stockholders are urged to read the definitive proxy statement and other documents filed by Entrust when they become available.

About Entrust

Entrust [NASDAQ: ENTU] provides trusted solutions that secure digital identities and information for enterprises and governments in 2,000 organizations spanning 60 countries. Offering trusted security for less, Entrust solutions represent the right balance between affordability, expertise and service. These include SSL, strong authentication, fraud detection, digital certificates and PKI. For information, call 888-690-2424, e-mail entrust@entrust.com or visit www.entrust.com.

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.

ENTRUST, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31st,
	2009	2008
Revenues:
Product	9,397	$9,630
Services and maintenance	13,239	16,208

Total revenues	22,636	25,838

Cost of revenues:
Product	2,130	2,362
Services and maintenance	5,764	7,855
Amortization of purchased product rights	128	345

Total cost of revenues	8,022	10,562

Total gross profit	14,614	15,276

Operating expenses:
Sales and marketing	6,535	8,703
Research and development	3,010	4,742
General and administrative	3,343	3,116

Total operating expenses	12,888	16,561

Income (loss) from operations	1,726	(1,285)

Other income (expense):
Interest income	23	131
Foreign exchange gain	85	20
Gain on sale of long-term strategic investments	41	18

Total other income (expense)	149	169

Income (loss) before income taxes	1,875	(1,116)
Provision for income taxes	121	64

Net income (loss)	$1,754	$(1,180)

Weighted average common shares used
Basic	61,455	61,165
Diluted	61,455	61,165
Net income (loss) per share
Basic	$0.03	($0.02)
Diluted	$0.03	($0.02)

ENTRUST, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2009	December 31, 2008
ASSETS
Cash and marketable investments	$26,572	$24,312
Accounts receivable, net of allowance for doubtful accounts	17,633	18,419
Other current assets	3,095	3,262
Property and equipment, net	1,250	1,290
Purchased product rights and other purchased intangible assets, net	9,244	9,622
Goodwill	60,214	60,214
Long-term strategic and equity investments	46	46
Other long-term assets, net	810	881

Total assets	$118,864	$118,046

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accruals	$13,771	$15,258
Accrued restructuring charges	12,244	13,612
Deferred revenue	29,485	27,756
Long-term liabilities	755	772

Total liabilities	56,255	57,398
Shareholders’ equity	62,609	60,648

Total liabilities and shareholders’ equity	$118,864	$118,046

The following supplemental tables provide non-GAAP financial measures used by the company’s management to evaluate operational results. The company believes this information may be useful to investors. In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of purchase product rights and other purchased intangibles, write-down of long-term assets and non recurring restructuring and impairment charges, as well as adjusting for currency effects to maintain a constant currency with the prior year’s results. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

For additional information regarding these non-GAAP financial measures, see the Form 8-K dated April 28, 2009 that Entrust has filed with the Securities and Exchange Commission.

ENTRUST, INC.

SUPPLEMENTAL

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended March 31st,
	2009	2008
Reconciliation of net income (loss) per GAAP to Non-GAAP income:
GAAP net income (loss)	$1,754	$(1,180)
Adjustments for share-based compensation expense:
Cost of revenues	28	91
Sales and marketing	18	318
Research and development	26	122
General and administrative	178	399
Amortization of other purchased intangibles:
Cost of revenues	39	38
Sales and marketing	211	211
Amortization of purchased product rights	128	345

Non-GAAP income	$2,382	$344

Reconciliation of net income (loss) per diluted share according to GAAP to Non-GAAP income per diluted share:

GAAP net income (loss) per diluted share	$0.03	($0.02)

Adjustments for share-based compensation expense	0.01	0.02
Amortization of other purchased intangibles	—	—
Amortization of purchased product rights	—	0.01

	0.01	0.03

Non-GAAP income per diluted share	$0.04	$0.01

Weighted average common shares used	61,455	61,165

Reconciliation of net cash flow from operating activities per GAAP to Non-GAAP cash flow from operations before the net change in restructuring accruals:

GAAP net cash flow from operating activities	$3,048	$2,488
Adjustments to exclude the effects of:
Net change in accrued restructuring charges	1,368	1,404

Non-GAAP cash flow from operations before the net change in restructuring accruals	$4,416	$3,892

	Three Months Ended March 31st, 2009
		Percentage Change Versus:
		Q1, 2008	Q4, 2008
	(in millions)
Reconciliation of financial measures after adjusting for constant currency:
Product revenues, as per GAAP	$9.4	-2%
Adjustment to exclude the effect of currency changes from the prior year	1.2	12%

Non GAAP product revenues, adjusting for currency	$10.6	10%

Services and maintenance revenues, as per GAAP	$13.2	-18%
Adjustment to exclude the effect of currency changes from the prior year	1.5	9%

Non-GAAP services and maintenance revenues, adjusting for currency	$14.7	-9%

Total revenues, as per GAAP	$22.6	-12%
Adjustment to exclude the effect of currency changes from the prior year	2.7	10%

Non-GAAP total revenues, adjusting for currency	$25.3	-2%

Deferred revenue, as per GAAP	$29.5	2%	6%
Adjustment to exclude the effect of currency changes from the prior year	3.9	14%	1%

Non-GAAP deferred revenue, adjusting for currency	$33.4	16%	7%